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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-37461) of our report dated November 4, 1997 (except for Note 15 as to which the date is November 21, 1997), on our audits of the financial statements of Credentials Services International, Inc. We also consent to the reference to our firm under the captions "Experts," "Selected Financial Data," and "Summary Financial Information."


                                          /s/ COOPERS & LYBRAND L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Los Angeles, CA

November 21, 1997